Exhibit 99.1

Contact:

Kevin D. Green	Jason Spark
Vice President, Finance & CAO	Canale Communications
Cerus Corporation	(619) 849-6005
(925) 288-6138

CERUS CORPORATION REPORTS THIRD QUARTER RESULTS

CONCORD, CA, October 28, 2010 - Cerus Corporation (NASDAQ: CERS) today announced financial results for the third quarter ended September 30, 2010.

Revenue for the third quarter of 2010 was $5.0 million, up from $4.8 million recognized during the third quarter of 2009. Total revenue for the first nine months of 2010 was $16.6 million, up from $12.5 million recognized during the first nine months of 2009. Product revenue for the INTERCEPT Blood System was $4.5 million during the third quarter of 2010 compared to $4.6 million during the third quarter of 2009. Product revenue for the first nine months of 2010 was $15.7 million, up from $11.5 million during the first nine months of 2009. Government grant revenue recognized during the third quarter of 2010 was $0.5 million, compared to $0.2 million recognized during the third quarter of 2009. Government grant revenue for the first nine months of 2010 was $0.9 million, down from $1.0 million in government grant revenue recognized during the first nine months of 2009.

“We’ve continued to see growing demand for the INTERCEPT Blood System. Our reported revenue of $5.0 million understates the true level of demand, since it does not include approximately $1.6 million in late September orders that we expect will be largely recorded as Q4 revenue,” said Claes Glassell, President and Chief Executive Officer of Cerus Corporation. “As a result of the demand for the INTERCEPT Blood System, we currently anticipate 2010 total revenue growth of approximately 35% to 40% over 2009.”

Gross margins for the third quarter of 2010 were 53%, compared to 12% for the third quarter of 2009. Gross margins for the first nine months of 2010 were 49%, compared to 29% for the same period in 2009. The improvement in 2010 gross margins is attributable to lower per-unit costs of INTERCEPT Blood System product sold in 2010 compared to 2009.

Total operating expenses for the third quarter of 2010 were $6.4 million, down from $6.6 million for the same period in 2009. Operating expenses for the first nine months of 2010 were $19.4 million, down from $22.6 million during the same period in 2009.

Net loss for the third quarter of 2010 was $3.8 million, or $0.10 per share, compared to a net loss of $5.6 million, or $0.16 per share, for the third quarter of 2009. Net loss for the first nine months of 2010 was $14.3 million, or $0.37 per share, compared to a net loss of $19.2 million, or $0.58 per share, for the same period in 2009. During 2010, non-cash charges for changes in the valuation of warrants contributed $0.7 million and $2.3 million to net loss for the third quarter and nine months ended September 30, 2010, respectively.

At September 30, 2010, the Company had cash, cash equivalents and short-term investments of $13.2 million, down from $19.9 million at December 31, 2009 and $15.9 million at June 30, 2010, resulting in net cash consumption of $2.7 million for the third quarter. During the first quarter of 2010, the Company entered into a $10 million growth capital facility and drew the first $5 million from that facility. The second $5 million may be drawn down at any time prior to December 31, 2010, at the Company’s option.

RECENT HIGHLIGHTS:

¡	Continued demand growth for INTERCEPT;

¡	Improved gross margins to 53% and maintained historically low operating expense levels;

¡	Regained INTERCEPT platelet and plasma rights in Asia from BioOne;

¡	Signed distribution agreement with CSL for INTERCEPT platelets in Australia and New Zealand;

¡	Reported positive clinical data from studies of INTERCEPT platelets performed in France and Switzerland;

¡	Presented successful inactivation of XMRV in platelets and red blood cells at the 1st International Workshop on XMRV;

¡	Received U.S. Department of Defense award for $1.4 million to advance development of INTERCEPT red cells.

QUARTERLY CONFERENCE CALL

The Company will host a conference call and webcast at 4:15 p.m. Eastern time today to discuss its financial results and provide a general business overview. To access the live webcast, please visit the Investor Relations page of the Cerus web site at http://investor.cerus.com. Alternatively, you may access the live conference call by dialing 866-235-9006 (U.S.) or 631-291-4549 (international).

A replay will be available on Cerus’ web site, or by dialing 800-642-1687 (U.S.) or 706-645-9291 (international) and entering conference ID number 16139637. The replay will be available approximately three hours after the call through November 15, 2010.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused on commercializing the INTERCEPT Blood System to enhance blood safety. The INTERCEPT Blood System is designed to inactivate blood-borne pathogens in donated blood components intended for transfusion. Cerus currently markets the INTERCEPT Blood System for both platelets and plasma in Europe, Russia, the Middle East and selected countries in other regions around the world. The INTERCEPT red blood cell system is currently in clinical development. See http://www.cerus.com for more information.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

This press release contains forward-looking statements. Any statements contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements, including, without limitation, statements relating to Cerus’ expectations regarding the 2010 revenue and annual growth rate. These forward-looking statements are based upon the company’s current expectations. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation, risks associated with market conditions, customer demand for the product, accounting practices, foreign exchange rates, risks and uncertainties associated with Cerus’ business and finances in general, as well as other risks detailed in the Cerus’ filings with, the Securities and Exchange Commission (SEC), including in Cerus’ quarterly report on Form 10-Q for the quarter ended June 30, 2010, filed with the SEC on August 13, 2010. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Cerus does not undertake any obligation to update any forward-looking statements as a result of new information, future events, changed assumptions or otherwise.

Financial Tables Attached

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATION

(In thousands except per share information)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Revenue
Product revenue	$4,521	$4,567	$15,712	$11,523
Government grant and cooperative agreements	470	247	936	985

Total Revenue	4,991	4,814	16,648	12,508

Cost of product revenue	2,324	4,242	8,416	8,856

Gross profit	2,667	572	8,232	3,652

Operating expenses
Research and development	1,282	1,230	3,776	4,867
Selling, general and administrative	5,089	5,340	15,664	16,850
Restructuring	—	15	—	856

Total operating expenses	6,371	6,585	19,440	22,573

Loss from operations	(3,704)	(6,013)	(11,208)	(18,921)
Interest and other income (expense), net	(128)	376	(3,073)	(325)

Net loss	$(3,832)	$(5,637)	$(14,281)	$(19,246)

Net loss per share – basic and diluted	$(0.10)	$(0.16)	$(0.37)	$(0.58)

Weighted average common shares outstanding used for basic and diluted loss per share
Basic	39,310	35,000	39,020	33,420
Diluted	39,310	35,000	39,020	33,420

Cerus Corporation

Condensed Consolidated Unaudited Balance Sheets

(In thousands)

	September 30, 2010	December 31, 2009
Cash, cash equivalents, and short-term investments	$13,209	$19,931
Accounts receivable and other current assets	4,757	4,721
Inventories	7,334	7,707
Property and equipment, net	2,552	1,217
Other assets	4,308	915

Total Assets	$32,160	$34,491

Accounts payable and accrued liabilities	$8,138	$9,718
Accrued restructuring	—	113
Deferred revenue	233	345
Long-term debt, current	1,264	—
Warrant liability	5,073	2,737
Long-term debt, non-current	3,591	—
Other long-term liabilities	1,553	130

Total liabilities	19,852	13,043
Stockholders’ equity	12,308	21,448

Total liabilities and stockholders’ equity	$32,160	$34,491